Exhibit 99.1

BankSight Software Systems, Inc.

Consolidated Financial Statements

December 31, 2018 and 2017

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

BankSight Software Systems, Inc.

San Francisco, California

We have audited the accompanying consolidated financial statements of BankSight Software Systems, Inc. (a California corporation) (the ‘‘Company’’), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BankSight Software Systems, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

ArmaninoLLP

San Francisco, California

June 5, 2019

BankSight Software Systems, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$636,157	$802,146
Accounts receivable	2,450	7,026
Prepaid expenses and other current assets	27,874	34,020

Total current assets	666,481	843,192

Deposits	42,153	29,823
Property and equipment, net	20,222	21,620

Total assets	$728,856	$894,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,665	$24,241
Accrued liabilities	54,851	38,693
Deferred revenue	25,577	16,959
Deferred rent, current portion	1,400	1,170

Total current liabilities	84,493	81,063

Deferred rent, net of current portion	7,726	6,116

Total liabilities	92,219	87,179

Stockholders’ equity
Preferred stock; $0.00001 par value, 10,871,464 and 8,241,269 shares authorized at December 31, 2018 and 2017, respectively, 10,082,403 and 8,241,269 shares issued and outstanding at December 31, 2018 and 2017, respectively	101	82
Common stock; $0.00001 par value, 24,000,000 and 21,500,000 shares authorized at December 31, 2018 and 2017, respectively, 7,487,082 and 9,096,082 shares issued and outstanding at December 31, 2018 and 2017, respectively	74	90
Additional paid-in capital	5,784,936	4,705,055
Accumulated other comprehensive loss	(19,978)	(11,182)
Accumulated deficit	(5,128,496)	(3,886,589)

Total stockholders’ equity	636,637	807,456

Total liabilities and stockholders’ equity	$728,856	$894,635

The accompanying notes are an integral part of these consolidated financial statements.

BankSight Software Systems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2018 and 2017

	2018	2017
	—	—
Revenues	$898,184	$511,922
Cost of revenues	233,318	272,381

Gross profit	664,866	239,541
Operating expenses	1,905,971	2,521,960

Loss from operations	(1,241,105)	(2,282,419)
Interest expense	2	446

Loss before provision for income taxes	(1,241,107)	(2,282,865)
Provision for income taxes	800	800

Net loss	(1,241,907)	(2,283,665)
Other comprehensive loss	—	—
Foreign currency translation adjustment, net	(8,796)	(7,054)

Comprehensive loss	$(1,250,703)	$(2,290,719)

The accompanying notes are an integral part of these consolidated financial statements.

BankSight Software Systems, Inc.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total

	Shares	Amount	Shares	Amount
Balance, January 1, 2017	8,241,269	$82	8,973,332	$90	$4,670,456	$(4,128)	$(1,602,924)	$3,063,576
Exercise of stock options	—	—	122,750	—	17,185	—	—	17,185
Stock-based compensation expense	—	—	—	—	17,414	—	—	17,414
Foreign currency translation adjustments, net	—	—	—	—	—	(7,054)	—	(7,054)
Net loss	—	—	—	—	—	—	(2,283,665)	(2,283,665)

Balance, December 31, 2017	8,241,269	82	9,096,082	90	4,705,055	(11,182)	(3,886,589)	807,456
Issuance of Series Seed preferred stock at $0.5703 per share, net of issuance costs of $3,010	1,841,134	19	—	—	1,046,971	—	—	1,046,990
Repurchase of common stock	—	—	(1,614,000)	(16)	—	—	—	(16)
Exercise of stock options	—	—	5,000	—	950	—	—	950
Stock-based compensation expense	—	—	—	—	31,960	—	—	31,960
Foreign currency translation adjustments, net	—	—	—	—	—	(8,796)	—	(8,796)
Net loss	—	—	—	—	—	—	(1,241,907)	(1,241,907)

Balance, December 31, 2018	10,082,403	$101	7,487,082	$74	$5,784,936	$(19,978)	$(5,128,496)	$636,637

The accompanying notes are an integral part of these consolidated financial statements.

BankSight Software Systems, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities
Net loss	$(1,241,907)	$(2,283,665)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	15,654	8,735
Stock-based compensation	31,960	17,414
Changes in operating assets and liabilities
Accounts receivable	4,576	(7,026)
Prepaid expenses and other current assets	6,146	(17,866)
Deposits	(12,330)	(17,487)
Accounts payable	(21,576)	(54,817)
Accrued liabilities	16,158	(862)
Deferred revenue	8,618	292
Deferred rent	1,840	4,724

Net cash used in operating activities	(1,190,861)	(2,350,558)

Cash flows from investing activities
Purchase of property and equipment	(14,256)	(10,096)

Net cash used in investing activities	(14,256)	(10,096)

Cash flows from financing activities
Proceeds from the issuance of common stock	950	17,185
Repurchase of common stock	(16)	—
Proceeds from issuance of preferred stock, net of issuance costs	1,046,990	—

Net cash provided by financing activities	1,047,924	17,185

Net decrease in cash and cash equivalents	(157,193)	(2,343,469)

Effect of exchange rates on cash	(8,796)	(7,054)

Cash and cash equivalents, beginning of year	802,146	3,152,669

Cash and cash equivalents, end of year	$636,157	$802,146

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$2	$446
Income taxes	$800	$800

The accompanying notes are an integral part of these consolidated financial statements.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

Founded in 2015, BankSight Software Systems, Inc. (the “Company”), is the first intelligent banking customer engagement application 100% purpose-built for banks and credit unions. It consolidates and analyzes the data financial institutions already have to help bankers and wealth managers understand the full scope of complex customer and household relationships and delivers timely, personalized AI-driven recommendations to grow them. The Company helps banks and credit unions transform their customer experience by identifying relationship gaps and time-sensitive events, recommending “Next Best Conversations” to serve each customer better, and managing the resulting leads and referrals. The Company runs on the Microsoft Power Platform, including Microsoft Azure and PowerBI. The Company is headquartered in San Francisco, California, with its subsidiary, CapitalCloud India Private Limited, located in Goregaon East Mumbai, India.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and financial statement presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require that the Company’s consolidated financial statements include the accounts of its wholly-owned subsidiaries. The Company has wholly-owned subsidiaries in the United States and India. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which subject the Company to potential credit risk consist of its cash and cash equivalents and accounts receivable. The Company invests with high-credit quality financial institutions. The Company believes the financial risks associated with these financial instruments are minimal.

Cash and cash equivalents

All highly liquid investments with an original remaining maturity at the date of purchase of three months or less are considered to be cash equivalents. The Company maintains cash in bank deposit accounts. Cash balances held in banks are insured up to $250,000 by the Federal Deposit Insurance Corporation (FDIC) and are collateralized by the respective financial institution.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Receivables are recorded at the invoiced amount and do not bear interest. The carrying value of receivables represents their estimated net realizable value. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectibility of those balances. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2018 and 2017.

Property and equipment

Depreciation of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computer and office equipment	5 - 7 years

Expenditures of repairs and maintenance are charged to expense as incurred. The costs of major additions, replacements and improvements are capitalized.

Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There was no impairment of long-lived assets during the years ended December 31, 2018 and 2017.

Revenue recognition

Revenues represent services and customer engagement applications sold as Software-as-a-Service (“SaaS”).

Revenue is recognized when all of the following criteria are met

•	There is persuasive evidence of an arrangement;

•	Delivery of the product or services has occurred;

•	The fee is fixed or determinable; and

•	Collectability is probable.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition  (continued)

SaaS revenue - SaaS revenue represents customer engagement applications and is recognized ratably on a monthly basis over the term of the contract as the services are provided to the customer.

Services revenue - Service revenue is recognized as the services are performed and billed on a monthly basis in arrears.

Most of the Company’s revenues are generated under agreements with multiple elements. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered items have stand-alone value and delivery of the undelivered element is probable and within the Company’s control. Revenue in multiple-element arrangements is allocated based upon the relative selling price of the elements of the sales arrangement as determined using vendor-specific objective evidence of selling price (“VSOE”), third-party evidence of selling price (“TPE”) or estimated selling price (“ESP”) of deliverables of the arrangement when sold separately. The Company allocates consideration to each deliverable in a multiple-element arrangement based on VSOE.

Deferred revenue

Deferred revenue represents billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met.

Cost of revenues

The Company’s cost of revenues consist primarily of data hosting expenses for the SaaS revenues and personnel and consulting expenses related to services revenues directly involved in revenue producing activities.

Research and development

Research and development costs are expensed within the statement of operations and comprehensive loss as incurred and consist primarily of employee and data related costs incurred in connection with development activities.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense as of December 31, 2018 and 2017 totaled $5,844 and $11,414, respectively.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

The Company has a stock incentive plan under which incentive and non-qualified stock options are granted to employees, director and consultants. All stock-based payments to employees, including grants of employee stock options, are recognized in the consolidated financial statements based on their respective grant date fair values. The benefits of tax deductions in excess of recognized compensation costs is reported as a financing cash flow.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes-Merton option pricing model. The model requires management to make a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends. The value of the portion of the award that is ultimately expected to vest is recognized ratably over the requisite service periods in the Company’s statements of operations and comprehensive loss. These expense amounts have been reduced by using an estimated forfeiture rate. The Company evaluates the assumptions used to value stock awards on an annual basis.

Stock-based compensation for options granted to non-employees is periodically re-measured as the underlying options vest. The Company recognizes an expense throughout the performance period as the services are provided by the non-employees, based on the fair value of these options at each reporting period.

Income taxes

Income taxes are accounted for using the asset and liability method as prescribed by GAAP. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is applied to deferred tax assets if management believes it is more likely than not that some or all of the deferred tax asset will not be realized.

Uncertainty in income taxes is accounted for in accordance with GAAP, which prescribe a recognition threshold and measurement standard for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. At December 31, 2018 and 2017, the Company identified no material uncertain tax positions.

Interest and penalties associated with unrecognized tax benefits, if any, is classified as income tax expense in the statement of operations.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency transactions

The Company’s subsidiary uses local currency as its functional currency and translates its assets and liabilities at the current rate of exchange in effect at the balance sheet date. Subsidiary revenue and expenses from operations are translated using the average exchange rates in effect during the period. The resulting gains and losses from translation are recognized as a component of accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in other expense in the consolidated statements of operations and comprehensive loss.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	2018	2017
Computer and office equipment	$45,182	$31,848
Accumulated depreciation and amortization	(24,960)	(10,228)

	$20,222	$21,620

Depreciation expense was $15,654 and $8,735 for the years ended December 31, 2018 and 2017, respectively.

4.	ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	2018	2017
Accrued salaries and wages	$27,692	$38,693
Accrued expenses	27,159	—

	$54,851	$38,693

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

5.	COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases various office facilities in San Francisco, California and India under noncancelable operating leases which expire at various dates through December 2021. The leases contain escalating rent payments and rent expense is recognized on a straight-line method. Rent expense for the years ended December 31, 2018 and 2017 was $101,784 and $116,656, respectively.

The scheduled minimum lease payments under the lease terms are as follows:

Year ending December 31,
2019	$85,711
2020	48,976
2021	27,303

$161,990

Legal proceedings

The Company is subject to various legal proceedings and claims arising in the ordinary course of business. The Company is not aware of any existing or threatened proceedings or claims that could have a material impact on its financial position or results of operations.

6.	STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock, common stock and preferred stock. The total number of shares that the Company is authorized to issue is 34,871,464 at December 31, 2018.

Common stock

At December 31, 2018, 24,000,000 shares are authorized as common stock with a par value of $0.00001 per share. As December 31, 2018, 7,487,082 shares of authorized common stock were issued and outstanding. Holders of each share of common stock have one vote for each share.

The Company has reserved shares of common stock for issuance for the following purposes at December 31, 2018:

Series Seed preferred stock	10,082,403
Options outstanding to purchase common stock	1,537,684
Options available for future issuance under the 2016 Stock Plan	1,635,364

13,255,451

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

6.	STOCKHOLDERS’ EQUITY (continued)

Convertible preferred stock

In February 2018, upon the filing of an amended and restated certificate of incorporation, each outstanding share of Series A preferred stock shall be reclassified into one share of Series Seed preferred stock under the same terms and conditions. The reclassification occurred automatically without any further action by the holders of the shares affected thereby and whether or not the certificates representing such shares are surrendered to the corporations. The original issuance share price of both the Series A preferred stock and the Series Seed preferred stock was both $0.5703.

A summary of the preferred stock shares designated, issued and outstanding as of December 31, 2018 is as follows:

	Shares Designated	Shares Issued and Outstanding	Liquidation Preference
Series Seed preferred stock	10,871,464	10,082,403	$5,749,996

A summary of the preferred stock shares designated, issued and outstanding as of December 31, 2017 is as follows:

	Shares Designated	Shares Issued and Outstanding	Liquidation Preference
Series A preferred stock	8,241,269	8,241,269	$4,699,996

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

6.	STOCKHOLDERS’ EQUITY (continued)

Convertible preferred stock  (continued)

The rights, preferences and privileges of the Seed Series preferred stock are as follows:

•

Liquidation preference - In the event of a liquidation, the holders of Series Seed preferred stock are entitled to receive prior to and in preference to any distribution to the holders of common stock of the Company, from the assets available to its shareholders, an amount equal to the greater of their respective original issue price plus any dividends declared but unpaid, or such amount per share that would have been payable if all of the shares of Series Seed preferred stock had been converted to common stock immediately prior to the liquidating event. If upon liquidation, the proceeds shall be insufficient to permit the payment to the holders of the aforementioned preferential amounts, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of the Series Seed preferred stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon completion of the distributions required above, all of the remaining proceeds available for distribution to stock holders shall be distributed among holders of the shares of common stock, pro rata based on the number of shares held by each such holder.

•

Voting rights - Each holder of outstanding shares of Series Seed preferred stock shall be entitled to case the number of votes equal to the number of whole shares of common stock into which the shares of Series Seed preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the certificate of incorporation, holders of Series Seed preferred stock shall vote together with the holders of commons stock as a single class. The holders of record of the shares of Series Seed preferred stock, exclusively and as a separate class, shall be entitled to elect one director of the corporation.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

6.	STOCKHOLDERS’ EQUITY (continued)

Convertible preferred stock  (continued)

•

Dividends - The corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the corporation (other than dividends on shares of common stock payable in shares of common stock) unless (in addition to the obtaining of any consents required elsewhere in the certificate of incorporation) the holders of the Series Seed preferred stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed preferred stock in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per share on Series Seed preferred stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series Seed preferred stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into common stock, at a rate per share of Series Seed preferred stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed original issue price; provided that, if the corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the corporation, the dividend payable to the holders of Series Seed preferred stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series Seed preferred stock dividend. The Series Seed original issue price shall mean $0.5703 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Series Seed preferred stock.

•	Redemption - Neither the preferred stock or the common stock is redeemable at the option of the holder.

•

Protective provisions - So long as at least 1,250,000 shares of Series Seed preferred stock shall be outstanding, the prior approval of at lease majority of the outstanding shares of preferred stock (voting together on an as-converted to common stock basis) is required in order for the Company to take certain actions specified in the articles of incorporation.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

6.	STOCKHOLDERS’ EQUITY (continued)

Convertible preferred stock  (continued)

•

Conversion - Each share of Series Seed preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the applicable original share issue price for such series by the applicable conversion price for such series, in effect on the date the certificate is surrendered for conversion. The conversion price per share for each series of convertible preferred stock shall initially be the original issue rice applicable to such series, provided, however, that the conversion price for the convertible preferred stock shall be subject to adjustment.

7.	STOCK BASED COMPENSATION

The Company’s 2016 Stock Plan provides eligible persons an opportunity to participate in the Company’s future performance through awards of stock options and restricted stock. The Equity Plan allows for a maximum of 3,307,464 shares of authorized but unissued common stock to be available for grant to eligible employees, non-employee directors and consultants.

Activity of shares outstanding under the stock option plan are as follows for the years ended December 31, 2018 and 2017:

	Shares Available for Grant	Outstanding Stock Awards	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (years)
Balance, January 1, 2017	2,151,798	1,149,000	$0.14	9.30
Granted	(232,500)	232,500	$0.19	—
Exercised	—	(122,750)	$0.14	—
Forfeited	350,188	(350,188)	$0.15	—

Balance, December 31, 2017	2,269,486	908,562	$0.15	8.40
Granted	(983,500)	983,500	$0.21	—
Exercised	—	(5,000)	$0.19	—
Forfeited	349,378	(349,378)	$0.16	—

Balance, December 31, 2018	1,635,364	1,537,684	$0.18	8.60

Exercisable, December 31, 2018	—	809,552	$0.17	8.20

Exercisable and expected to vest, December 31, 2018	—	1,537,684	$0.18	8.60

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

7.	STOCK BASED COMPENSATION (continued)

During the years ended December 31, 2018 and 2017, the Company granted options to its employees to purchase an aggregate of 983,500 and 232,500 shares of common stock with a weighted-average grant date fair value of $0.07 and $0.07, respectively. The total fair value of shares vested during the years ended December 31, 2018 and 2017 was $30,242 and $23,889, respectively. As of December 31, 2018 and 2017, there was total unrecognized compensation cost of $107,114 and $55,647, respectively, related to these stock options. These are expected to be recognized over a period of approximately 2.90 and 2.43 years, respectively.

Valuation assumptions

The Company estimated the fair values of each option awarded on the date of grant using the Black-Scholes-Merton option pricing model utilizing the assumptions noted below. The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility for the Company’s stock was determined by examining the historical volatilities of its industry peers as the Company did not have any trading history of its common stock. The risk-free interest rate was calculated using the average of the published interest rates U.S. Treasury zero-coupon issues with maturities that approximate the expected term. The dividend yield assumption is zero as the Company has no history of, nor plans of, dividend payments.

The assumptions used under the Black-Scholes-Merton option pricing model and the weighted average calculated value of the options are as follows:

	2018	2017
Dividend yield	0%	0%
Expected volatility	30% - 35%	30% - 35%
Expected term (in years)	6.19	6.13
Risk-free interest rate	1.9% - 2.4%	1.9% - 2.4%

The total amount of stock-based compensation recognized was $31,960 and $17,414 for the years ended December 31, 2018 and 2017, respectively. No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

8.	INCOME TAX

The provision for income taxes consisted of the following:

	2018	2017
Current
State	$800	$800

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2018	2017
Net operating loss	$1,259,822	$901,992
Startup and organization costs	209,617	209,617
Tax credits	148,343	74,080
State tax	56	56
Depreciation and amortization	(31,475)	(17,594)
Intercompany charges	(4,571)	—

Total	1,581,792	1,168,151
Valuation allowance	(1,581,792)	(1,168,151)

Total net deferred taxes	$—	$—

Due to uncertainties surrounding the realization of deferred tax assets through future taxable income, we have provided a full valuation allowance and, therefore, have not recognized any benefits from net operating losses and other deferred tax assets. Accordingly, management has applied a full valuation allowance against its net deferred tax assets at December 31, 2018. The net change in the total valuation allowance for the year ended December 31, 2018 was an increase of $413,641 primarily due to the increase in the net operating loss carryforward.

At December 31, 2018, the Company has a net operating loss carryforward of $4,484,209 for federal tax purposes, and $4,555,503 for California tax purposes. If not utilized, these carryforwards will begin to expire in 2030.

At December 31, 2018, the Company has federal and state R&D credit carry forwards of $84,810 and $63,533, respectively to offset future taxable income. The Company’s federal and state R&D credit carry forwards will begin expiring in 2036. In general, a corporation’s ability to utilize its NOL carryforwards may be substantially limited due to ownership changes that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the capital (as defined) of a company by certain stockholders or public groups.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

8.	INCOME TAX (continued)

The Company periodically reviews the uncertainties and judgments related to the application of complex income tax regulations to determine income tax liabilities in several jurisdictions. The Company uses a “more likely than not” criterion for recognizing the income tax benefit of uncertain tax positions and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and believes its tax filing positions and deductions will more likely than not be sustained upon examination. Accordingly, no reserve for uncertain income tax positions has been recorded as of December 31, 2018.

If the cumulative unrecognized tax benefit is recognized there will be no effect on the Company’s effective tax rate due to the full valuation allowance. Due to the nature of the unrecognized tax benefits and the existence of tax attributes, the Company has not accrued any interest or penalties associated with unrecognized tax benefits in the Consolidated Statement of Operations nor has the Company recognized a liability in the Consolidated Balance Sheet. The Company does not believe the total amount of unrecognized benefit as of December 31, 2018, will increase or decrease significantly in the next twelve months.

Tax reform H.R.1, originally known as the Tax Cuts and Jobs Act (the “Act”), was enacted on December 22, 2017. The Act contains several key provisions that may have significant financial statement effects including the re-measurement of deferred taxes and the recognition of liabilities for taxes on mandatory repatriation and certain other foreign income. The Act reduced the corporate tax rate to 21%, effective January 1, 2018.

9.	RESULTS OF OPERATIONS AND MANAGEMENTS PLANS

The consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for a reasonable period of time. The Company had losses of $1,241,907 in the current year. The Company has incurred accumulated losses of $5,128,496 as of December 31, 2018. Cash flows used in operations totaled $1,190,861 for the year ended December 31, 2018.

Management acknowledges that uncertainty remains over the ability of the Company to meet its funding requirements. Management expects projected cash flow from operations combined with financing will be adequate to sustain the Company. Management has a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. Management expects that operations can be scaled as required such that they can be Company may secure new financing to support further expansion and growth, in the absence of estimated liquidity needs. The Company believes the actions discussed above satisfy their estimated liquidity needs 12 months from the issuance of the financial statements.

10.	SUBSEQUENT EVENTS

On May 3, 2019, the Company entered into a definitive agreement to sell 100% of Company’s capital stock to a third party.

BankSight Software Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

10.	SUBSEQUENT EVENTS (continued)

The Company has evaluated subsequent events through June 5, 2019, the date the financial statements were available to be issued.